                                                    REGISTRATION NO. 333-_______


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                      __________________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      __________________________________


                         UNITED HEALTHCARE CORPORATION
              (Exact name of issuer as specified in its charter)


           MINNESOTA                                      41-1321939
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                300 OPUS CENTER
                              9900 Bren Road East
                         MINNETONKA, MINNESOTA  55343
         (Address of Principal Executive Offices, including Zip Code)


                                MEDICODE, INC.
                             AMENDED AND RESTATED
                            1991 STOCK OPTION PLAN
                           (Full title of the plan)


                                DAVID J. LUBBEN
                         General Counsel and Secretary
                         United HealthCare Corporation
                                300 Opus Center
                              9900 Bren Road East
                         Minnetonka, Minnesota  55343
                                (612) 936-1300
           (Name, address and telephone number of agent for service)

                                   Copy to:
                              JAMES D. ALT, ESQ.
                             Dorsey & Whitney LLP
                            Pillsbury Center South
                             220 South 6th Street
                         Minneapolis, Minnesota 55402

                      __________________________________

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------
Title of             Proposed      Proposed
Securities            Amount       Maximum           Maximum          Amount of
to be                 to be     Offering Price      Aggregate       Registration
Registered          Registered    Per Share     Offering Price (1)     Fee (1)
------------------  ----------  --------------  ------------------  -------------
Common Stock
($.01 par value)       507,103  $.06 to $13.44      $2,465,717.40        $727.39

(1) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, based on the prices at which the various options may be exercised.

                                    PART II


           ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by United HealthCare Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are hereby incorporated by reference as part of this Registration Statement.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A filed on June 16, 1997.

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (file #0-13253) filed September 20, 1991.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


               ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding, by reason of the former or present official capacity (as defined) of such person, against judgments, penalties, fines, settlements and reasonable expenses, including attorneys fees and disbursements, incurred by such person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or complete civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     The Company's Bylaws provide for the indemnification of such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521 of the Minnesota Business Corporation Act. The Company maintains a standard policy of officers and directors insurance.

                                 ITEM 8.  EXHIBITS

Exhibit Number    Description
--------------    -----------

     4.1 Second Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

     4.2 Bylaws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991)

     5            Opinion of General Counsel of Company re Legality

    15            Letter re Unaudited Interim Financial Information

    23.1          Consent of Arthur Andersen LLP, independent public accountants

    23.2          Consent of General Counsel (included in Exhibit 5 above)

    24            Power of Attorney


                             ITEM 9.  UNDERTAKINGS

A.  Post-Effective Amendments
    -------------------------

    The Company hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Subsequent Documents Incorporated by Reference
     ----------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Claims for Indemnification
     --------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 29th day of January, 1998.

                                       UNITED HEALTHCARE CORPORATION


                                       By  /s/  William W. McGuire, M.D.
                                          ------------------------------
                                          William W. McGuire, M.D.
                                          President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities indicated on the 29th day of January, 1998.

 /s/  William W. McGuire, M.D.    Chairman, President, Chief Executive Officer
------------------------------    and Director (principal executive officer)
William W. McGuire, M.D.


/s/  David P. Koppe               Assistant Treasurer and Chief Financial
------------------------------    Officer (principal accounting officer)
David P. Koppe


                                                        *
----------------------------  Director   ----------------------------  Director
  William C. Ballard, Jr.                       Mary O. Mundinger


              *                                         *
----------------------------  Director   ----------------------------  Director
       Richard T. Burke                           Robert L. Ryan



              *
----------------------------  Director   ----------------------------  Director
      James A. Johnson                         Kennett L. Simmons


              *                                         *
----------------------------  Director   ----------------------------  Director
       Thomas H. Kean                           William G. Spears


              *                                         *
----------------------------  Director   ----------------------------  Director
   Douglas W. Leatherdale                       Gail R. Wilensky


              *
----------------------------  Director
      Walter F. Mondale


                                       *By:  /s/  William W. McGuire, M.D.
                                             -------------------------------
                                             William W. McGuire, M.D.
                                             As Attorney-In-Fact

                                 EXHIBIT INDEX



Exhibit Number    Description
--------------    -----------

      4.1 Second Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

      4.2 Bylaws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991)

      5           Opinion of General Counsel of Company re Legality

     15           Letter re Unaudited Interim Financial Information

     23.1         Consent of Arthur Andersen LLP, independent public accountants

     23.2         Consent of General Counsel (included in Exhibit 5 above)

     24           Power of Attorney